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                                                                    EXHIBIT 4(b)
                                CASE CORPORATION

                              CONSENT OF DIRECTORS
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     The undersigned, being all of the members of the Board of Directors of Case
Corporation (the "Corporation"), a Delaware corporation, do hereby consent to the adoption of, and do hereby adopt, the following resolutions in accordance with Section 141(f) of the General Corporation Law of the State of Delaware:

               RESOLVED that the Corporation is hereby authorized: (a) to effect public and/or private offering(s) of debt securities of the Corporation in an aggregate principal amount resulting in gross proceeds to the Corporation of up to $500,000,000, on terms established in accordance with these resolutions, which debt securities may be denominated in foreign currencies or foreign currency units or issued at original issue discount and, to the extent issued at original issue discount or denominated in, purchased for or payable in foreign currencies or foreign currency units, shall be that principal amount as may result in the initial offering prices to the public aggregating up to $500,000,000 (determined in the case of foreign currencies or foreign currency units by reference to the equivalent in United States dollars at the time of offering); (b) to issue one or more series of Debentures, Notes and other evidences of indebtedness to evidence the indebtedness authorized by or pursuant to these resolutions having terms established in accordance with these resolutions (and all Debentures, Notes and other evidences of indebtedness which shall actually be issued by the Corporation pursuant to such authorization are herein collectively called the "Debt Securities") pursuant to (1) the existing indenture between the Corporation and The Bank of New York, dated as of July

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          31, 1995 (the "Existing Indenture"), (2) a supplement to the Existing
          Indenture or (3) a new indenture and fiscal and paying agency agreement(s) as described in clause (c) below; and (c) to enter into a supplement to the Existing Indenture and/or to enter into a new indenture and fiscal and paying agency agreement(s) governing the Debt Securities and the Exchange Securities (as defined below) (and any supplement thereto), if necessary or desirable, having the terms established in accordance with these resolutions (the Existing Indenture (and any supplement thereto) and any such new indenture and fiscal and paying agency agreement(s) (and any supplement thereto) governing the Debt Securities and Exchange Securities, if necessary or desirable, into which the Corporation shall actually enter are herein collectively called the "Indenture");

               FURTHER RESOLVED that any two of Jean-Pierre Rosso, the Chairman and Chief Executive Officer of the Corporation, Theodore R. French, the President, Financial Services, and Chief Financial Officer of the Corporation, Peter Hong, the Vice President and Treasurer of the Corporation, and Robert A. Wegner, a Vice President of the Corporation (each of such officers being an "Authorized Officer"), are hereby authorized to determine: (a) the terms of any supplement to the Existing Indenture and the terms of any new indenture and fiscal and paying agency agreement(s) governing the Debt Securities and the Exchange Securities (and any supplement thereto), if necessary or desirable, and the bank or trust company which shall serve as trustee under any such new Indenture; (b) the entity which shall serve as paying agent under any such Indenture; (c) the terms of each series of Debt Securities to be issued by the Corporation under the Indenture (including but not limited to the aggregate principal amount of debt to be represented by those Debt Securities, the rate at which interest shall accrue on those Debt Securities (including but not limited to any default rate or, if Debt Securities are issued with original issue discount, the rate of accretion thereon), the time(s) at which payment(s) of principal shall become due on those Debt

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          Securities and the amount of each such payment, the dates on which interest on the Debt Securities is to be paid, the extent of the Corporation's right to make prepayments of amounts owed on those Debt Securities and the amount of the premium (if any) which may be payable in connection with any such prepayment, or to extend the maturity thereof; (d) whether the Corporation shall enter into any supplement to the Indenture (including but not limited to any supplement establishing the terms of any series of Debt Securities) and the terms of any such supplement; (e) the price at which the Debt Securities shall be sold; (f) if other than United States dollars, any currency or currency unit in which the securities are to be denominated, or which is to be received in payment or in which principal or interest, if any, is to be payable; (g) all other terms governing the sale of the Debt Securities (including whether and to what extent the Debt Securities shall be sold under firm commitment underwriting arrangements, sold directly to investment bankers for subsequent public sale or private resale pursuant to Rule 144A, sold pursuant to best efforts arrangements, sold in private placement, sold through agents, sold in the U.S. market or sold in the Euromarket or any other overseas securities market); (h) in connection with any private placement to investment bankers (the "Initial Purchasers") providing for resales pursuant to Rule 144A (a "144A Sale") under the Securities Act of 1933, as amended (the "Securities Act"), the Initial Purchasers to be utilized, the purchase discount and other fees applicable to such transaction, the indemnification and contribution arrangements to be made by the Corporation in connection with such sale to the Initial Purchasers and all other terms governing such private placement; (i) in connection with any firm commitment underwriting, the underwriters to be utilized, the underwriting discount and other fees applicable to such underwriting, the indemnification and contribution arrangements to be made by the Corporation in connection with such underwriting and all other terms governing such underwriting; (j) in connection with any medium term note program, the agents to be utilized, the agents' discounts or commissions, the indemnification and contribution arrangements to be made by the Corporation

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          in connection with such program and all other terms governing such program; (k) in connection with a 144A Sale, the terms of one or more exchange offer agreements (including determining the entity that will serve as exchange agent) and/or registration rights agreements providing for the exchange for the privately placed Debt Securities of publicly-registered Debt Securities (the "Exchange Securities") substantially similar to such securities and/or for the registration of the Exchange Securities under the Securities Act; (l) the terms upon which Debt Securities and/or Exchange Securities may be registered, qualified or otherwise cleared under Federal and state securities laws; (m) whether Debt Securities shall be senior or subordinated to other debt of the Corporation; (n) the exchange or exchanges (or PORTAL) (if any) on which Debt Securities and/or Exchange Securities shall be listed and the terms of any such listing;
          (o) whether the Debt Securities and the Exchange Securities are to be in definitive or book entry form and, if the latter, the depository with respect to Debt Securities and Exchange Securities; and (p) any other actions which the Corporation may take relating to Debt Securities or Exchange Securities;

               FURTHER RESOLVED that the yield to maturity of any issue of Debt Securities authorized by any two of the Authorized Officers shall (i) in the case of Debt Securities having a fixed interest rate, not exceed 350 basis points above the yield to maturity on debt issued by the United States Treasury having a comparable maturity (provided, however, that in selecting debt of the United States Treasury with a comparable maturity for purposes of making this determination, if more than one issue of the United States Treasury has a comparable maturity date, the issue whose coupon rate is nearest its yield to maturity shall be the issue selected), or (ii) in the case of Debt Securities having a floating interest rate, on the basis of the initial interest rate established, not exceed 150 basis points above the LIBOR rate maturing on periodic dates equal or substantially comparable to the periods for which such rate is established; in making the foregoing determinations pursuant to clause (i) or (ii) above, such Authorized

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          Officers may rely upon quotations of debt issued by the United States
          Treasury furnished to it by such persons as they may elect in their sole judgment and all determinations made by such Authorized Officers as to the terms of the Debt Securities being issued in accordance with this resolution shall be final and conclusive in all respects and binding on the Corporation;

               FURTHER RESOLVED that any officer of the Corporation is hereby authorized to cause the Corporation to take any action which such officer shall deem to have been authorized in or pursuant to these resolutions (which are herein collectively called "Implementing Actions") including but not limited to: (a) the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement to register Debt Securities (including, without limitation, any Exchange Securities constituting Debt Securities) under the Securities Act, and such pre-effective and post-effective amendments to such Registration Statement as such officer may deem appropriate and, including after the effective date of the Registration Statement, any supplements to the prospectus filed as part of the Registration Statement which such officer may deem necessary or appropriate; (b) the execution and filing with the Commission of an application for the registration of Debt Securities or Exchange Securities under the Securities Exchange Act of 1934, as amended, if necessary or desirable, and all additional instruments and documents which may be necessary or desirable to effectuate such registration; (c) the execution and filing of a Listing Application for the listing of Debt Securities or Exchange Securities on

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          any stock exchange (or on PORTAL) on which such officer deems such
          Debt Securities or Exchange Securities should be listed and any related Indemnity Agreement or other documentation which such officer may deem desirable and the appearance before the Committee on Stock Lists (or other similar body) of any such exchange, and such other acts as such officer may deem necessary to conform with the requirements for listing Debt Securities or Exchange Securities on any such exchange; (d) the qualification of any new indenture under the Trust Indenture Act of 1939, as amended; (e) the execution of letters of representation or other submissions to a depository with respect to book entry securities; (f) the preparation of a private placement memorandum or offering memorandum relating to the private placement of any Debt Securities; and (g) the execution and filing with the appropriate state agencies of all requisite instruments, records and documents, including but not limited to applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process and any other action which such officer shall deem desirable to comply with the applicable laws of any state or other jurisdiction of the United States of America governing the qualification or registration for sale of all or part of the Debt Securities or the Exchange Securities;

               FURTHER RESOLVED that each officer and director of the Corporation who may be required to execute such Registration Statements or the Shelf Registration Statement (as defined below) or any amendments thereto is hereby authorized to execute a Power of Attorney appointing Theodore R. French, Richard S. Brennan and Peter Hong, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as director or officer, or both as the case may be, such Registration Statements, and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Commission. Each of such attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of such directors or officers, or both as the

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          case may be, every act whatsoever requisite or necessary to be done in the premises, which each of such officers or directors, or both, might or could do in person;

               FURTHER RESOLVED that any officer of the Corporation is hereby authorized to take any and all action which such officer may deem necessary or appropriate in order to effect the registration or qualification of part or all of the Debt Securities, Exchange Securities and Shelf Securities (as defined below) for offer and sale under the securities or Blue Sky laws of those states and other jurisdictions in which such officer determines such registration or qualification to be advisable, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which such officer may deem necessary or appropriate in order to maintain any such registration or qualification for as long as such officer deems it to be in the best interests of the Corporation; provided, however, that if application is made in any state or jurisdiction that requires a resolution of the Board of Directors as an exhibit to the application and such state or jurisdiction does not recognize the form of resolution immediately preceding, the Board of Directors hereby adopts the form of any resolution required by such state or jurisdiction, if such officer is of the opinion that the adoption of such resolution is necessary or advisable and evidences such opinion by instructing the Secretary of the Corporation to attach as an appendix to these resolutions a copy of such resolution, which shall thereupon be deemed to have been adopted by the Board of Directors with the same force and effect as if presented in such form for the approval of the Board of Directors, and the Secretary of the Corporation is empowered and authorized to certify to any such state or jurisdiction that any such form of resolution has been adopted by this resolution; and provided, further, that the following resolution is hereby adopted with respect to those jurisdictions which have approved its use:

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                "RESOLVED that it is desirable and in the best interest of the
                Corporation that its securities be qualified or registered for sale in various states; that the President or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken;"

               FURTHER RESOLVED that any one Authorized Officer or the General Counsel and Secretary of the Corporation is hereby authorized to execute and deliver on behalf of the Corporation any agreement, Debt Securities, Exchange Securities, Registration Statement, other governmental filings or other documents of any kind which such officer deems necessary or desirable in connection with any Implementing Action, including but not limited to: (a) any new indenture (and any supplement thereto); (b) any supplement to the Existing Indenture; (c) any fiscal and paying agency agreement(s); (d) the Debt Securities (the execution of which may be by means of facsimile signature); (e) the Exchange Securities (the execution of which may be by means of facsimile signature); (f) any Purchase Agreement, Underwriting Agreement and any related pricing agreement, delayed delivery agreement or other documentation on substantially the terms approved

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          by any two Authorized Officers as provided in the foregoing resolutions; (g) any registration rights agreement or other exchange offer agreement on substantially the terms approved by any two Authorized Officers as provided in the foregoing resolutions; and (h) any Distribution Agreement and any related Terms Agreement or other documentation on substantially the terms approved by any two Authorized Officers as provided in the foregoing resolutions. Any agreement or other document which shall be executed and delivered on behalf of the Corporation by any one Authorized Officer or the General Counsel and Secretary of the Corporation relating in any way to any action which is authorized in or could be authorized pursuant to these resolutions constitutes conclusive evidence that such execution and delivery was authorized in or pursuant to these resolutions and upon such execution and delivery, such agreement or document shall become binding upon the Corporation in accordance with its terms;

               FURTHER RESOLVED that this Board of Directors hereby adopts any additional resolutions which may be requested by any governmental authority, stock exchange or any other person which any one Authorized Officer or the General Counsel and Secretary believes necessary or desirable to accomplish any Implementing Action. The Secretary or any Assistant Secretary of the Corporation is hereby authorized to certify that any such resolution has been duly adopted by the Board of Directors of the Corporation;

               FURTHER RESOLVED that any one Authorized Officer is hereby authorized to cause the Corporation to take any action which such officer shall deem necessary or desirable to (a) file with the Commission a Registration Statement (such Registration Statement, being in addition to any other Registration Statement referred to in these resolutions, is referred to as the "Shelf Registration Statement") to register under the Securities Act up to $400,000,000 aggregate principal amount of debt securities of the Corporation (the "Shelf Securities") (which debt securities may be, if so determined by such officer, denominated in foreign currencies or foreign

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          currency units or issued at original issue discount and, to the extent issued at original issue discount or denominated in, purchased for or payable in foreign currencies or foreign currency units, shall be that principal amount as may result in the initial offering prices to the public aggregating up to $400,000,000 (determined in the case of foreign currencies or foreign currency units by reference to the equivalent in United States dollars at the time of offering)), and such pre-effective and post-effective amendments to such Shelf Registration Statement as such officer may deem appropriate and, including after the effective date of the Shelf Registration
          Statement, any supplements to the prospectus filed as part of the Shelf Registration Statement which such officer may deem necessary or appropriate; (b) enter into a new indenture and fiscal and paying agency agreement(s) governing the Shelf Securities (and any supplement thereto), if necessary or desirable, and cause such new indenture to be qualified under the Trust Indenture Act of 1939, as amended; and
          (c) execute and file with the appropriate state agencies all requisite instruments, records and documents, including but not limited to applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process and to take any other action which such officer shall deem desirable to comply with the applicable laws of any state or other jurisdiction of the United
          States of America governing the qualification or registration for sale of all or part of the Shelf Securities; and

               FURTHER RESOLVED that the $500,000,000 authorization contained in these resolutions with respect to the issuance and sale of Debt Securities and the $400,000,000 authorization contained in these resolutions with respect to the Shelf Registration Statement shall be separate from and in addition to the dollar amount of any authorization to issue notes, debentures or other debt securities of the Corporation contained in resolutions previously adopted by this Board of Directors and currently in effect; and the authorization relating to the Shelf Securities does not include an authorization to issue and sell such Shelf Securities.

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     The Secretary or any Assistant Secretary of the Corporation is hereby directed to file this written Consent with the minutes of the proceedings of this Board of Directors.

Dated as of November 24, 1998.


/s/ PEI-YUAN CHIA                           /s/ KATHERINE M. HUDSON
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Pei-yuan Chia                               Katherine M. Hudson


/s/ RONALD E. GOLDSBERRY                    /s/ GERALD ROSENFELD
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Ronald E. Goldsberry                        Gerald Rosenfeld


/s/ JEFFERY T. GRADE                        /s/ JEAN-PIERRE ROSSO
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Jeffery T. Grade                            Jean-Pierre Rosso


/s/ THOMAS R. HODGSON                       /s/ THEODORE R. TETZLAFF
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Thomas R. Hodgson                           Theodore R. Tetzlaff



Consent\Case Corp. Debt Offering

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